UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021 (November 4, 2021)

STARCO BRANDS, INC.
(Exact name of Company as specified in its charter)

Nevada	000-54892	27-1781753
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
250 26th Street, Suite 200 Santa Monica, CA 90402 (Address of principal executive offices) 323-266-7111 (Registrant’s Telephone Number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STCB	OTC Markets Group OTCQB tier

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01  Entry into a Material Definitive Agreement

Distribution Agreements
On November 4, 2021, Starco Brands, Inc. (the “Company”), entered into separate Distribution Agreements (each a "Distribution Agreement" and, collectively, the “Distribution Agreements”) with each of (i) National Distributing Company, Inc., a Georgia corporation, (ii) Republic National Distributing Company, LLC, a Delaware limited liability company, and (iii) Young's Market Company, LLC, a Delaware limited liability company (each a “Distributor” and, collectively, the "Distributors") each with an effective date as of November 1, 2021. Pursuant to the Distribution Agreements, the Distributors will act as the exclusive distributor for the Company in the Territories set forth on Exhibit B for the Products set forth on Exhibit A, to each such Distribution Agreement, as amended from time to time. Each such Distribution Agreement is in substantially similar form to the form filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing Distribution Agreements cover 20 U.S. States and the District of Columbia.

Pursuant to the terms of the Distribution Agreements, the Distributors will serve as the exclusive distributors in such Territories for the Company's previously announced a vodka-infused whipped cream product WhipshotsTM. The Distribution Agreements provide the Distributors rights to expand the Territories and Products covered under each such Distribution Agreement as the Company expands its product lines and distribution channels. The expansion of Territories and Products may be exercised under various rights, including rights of first refusal to serve as an exclusive distributor of new Products in new Territories. The Company has also agreed to grant the Distributors "most favored nations" pricing providing for the lowest price available across the United States and its territories and possessions (the "US Territory"), and to grant Distributors any volume or other discounts that are offered to any other distributor in the US Territory by the Company, provided such action is not a violation of applicable law.

The foregoing summary of the terms of the Distribution Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such Distribution Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Capitalized terms used in this Item 1.01 but not otherwise defined shall have the meaning given to such terms in the Distribution Agreement.

Broker Agreements
On November 4, 2021, Starco Brands, Inc. (the “Company”), entered into separate Broker Agreements (each a "Broker Agreement" and, collectively, the “Broker Agreements”) with each of Republic National Distributing Company, LLC, a Delaware limited liability company, and Young's Market Company, LLC, a Delaware limited liability company (each a “Broker” and, collectively, the "Brokers") each with an effective date as of November 1, 2021. Pursuant to the Broker Agreements, the Broker will act as the exclusive broker for the Company in the Territories set forth on Exhibit B for the Products set forth on Exhibit A, to each such Broker Agreement, as amended from time to time. Each Broker will receive a commission rate of 10%. Each Broker Agreement is in substantially similar form to the form filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing Broker Agreements cover 15 U.S. States.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Form of Distribution Agreement, by and between Starco Brands, Inc. and "Distributor."
10.2	Form of Broker Agreement, by and between Starco Brands, Inc. and "Broker."
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARCO BRANDS, INC.

Dated: November 10, 2021	/s/ Ross Sklar
Ross Sklar
Chief Executive Officer